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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-84841) and related Prospectus of Corixa Corporation for the registration of 170,224 shares of its common stock and to the incorporation by reference therein of: (i) our report dated February 22, 1999 with respect to the financial statements of Anergen, Inc. included in Current Report on Form 8-K of Corixa Corporation dated August 9, 1999; and (ii) our report dated February 6, 1998 except for the second paragraph of Note 1, as to which the date is December 21, 1998 with respect to the financial statements of Anergen, Inc., included in Current Report on Form 8-K of Corixa Corporation dated February 12, 1999, filed with the Securities and Exchange Commission.



                                                   Ernst & Young LLP



Seattle, Washington
August 18, 1999




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